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                                                                   EXHIBIT 10.11


                     AMENDMENT TO CROSS-LICENSING AGREEMENT

         This is an Amendment to the Cross-Licensing Agreement between Masimo Laboratories and Masimo Corporation, dated May 2, 1998 (The :Original Agreement).

         WHEREAS, Masimo Laboratories and Masimo Corporation desire to extend the option period in the Original Agreement by two years.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Original Agreement is amended as follows:

         SECTION 4.2 IS AMENDED AS FOLLOWS: Option Fee. MASIMO agrees to fund the research and development conducted by LABS related to, among other things, noninvasive blood glucose measurement, for a period of up to four (4) years following the effective date of this Agreement, and in an amount of two million, five hundred thousand dollars ($2,500,000). LABS will request reimbursement for such research costs no more often than monthly, and MASIMO shall reimburse LABS for such research within 30 days following receipt of such request for reimbursement. MASIMO understands that LABS has no proof of concept for glucose and total hemoglobin measurements.

         SECTION 4.3 IS AMENDED AS FOLLOWS: Exercise of the Option. Provided MASIMO has paid the Option Fee set forth above, the option described herein shall be exercisable upon delivery of written notice thereof to LABS within the earlier of LABS providing reasonable proof of feasibility for noninvasive glucose measurement or non-invasive hematocrit measurement or fifteen (15) days after the four (4) year anniversary of the effective date of this Agreement. After such time, the option irrevocably expires.

         SECTION 4.4 IS AMENDED AS FOLLOWS: License Terms. Upon exercise of the option, LABS shall grant to MASIMO the license to make, use and sell devices incorporating LABS Technology for use in blood glucose measurement and total hemoglobin measurement applications for distribution directly or through distributors to hospitals, only for use in hospitals ("Hospital Glucose Devices"). Such license shall be exclusive for the earlier of three (3) years following the date that such devices are ready for sale in such market, or four
(4) years from the date that LABS makes the technology available to MASIMO. Thereafter for 7 years, this license shall be nonexclusive. Such license shall include the right to sell such devices on an OEM basis (excluding companies in glucose monitoring business) to no more than two OEM companies at any one time. At the initiation of the exclusive license, MASIMO agrees to pay LABS five million dollars ($5,000,000) in monthly payments over a period of two years as a license fee. Such license will require MASIMO to pay to LABS royalties in the amount of ten percent (10%) of the Net Selling Price of products incorporating the LABS Technology for use in blood glucose measurement and total hemoglobin applications and ten percent (10%) of the Net Selling Price of sensors and accessories incorporating the LABS Technology for use in blood glucose and total hemoglobin measurement applications. The Parties understand that the exclusivity in this license to MASIMO will in no way preclude LABS from conducting testing and studies in hospitals relating to blood glucose and total hemoglobin measurement. Upon exercise of the option, the provisions of Section 2.3, except
2.3.2 and 2.3.3, shall apply in reverse with respect to the LABS trademarks and any LABS product designation, as required by LABS,



MASIMO CORPORATION                                      MASIMO LABORATORIES


By: /s/ JOE E. KIANI                       By: /s/ BRAD LANGDALE
    --------------------------------           --------------------------------
    Joe E. Kiani                               Brad Langdale
    President and CEO                          Executive Vice President and
                                               Secretary

Dated:        3-20-00                      Dated:           3-20-00
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